EXHIBIT 10.2

AMENDMENT NO. 1

TO EMPLOYMENT AGREEMENT BETWEEN

CHECKERS DRIVE-IN RESTAURANTS, INC., A DELAWARE CORPORATION, AND

ADAM NOYES

THE HEREIN AMENDMENT hereby modifies that certain Employment Agreement by and between Checkers Drive-In Restaurants, Inc., (“Checkers”) and Adam Noyes (the “Executive”) dated September 19, 2003, as follows:

1. Effective November 2, 2004, the Annual Salary under Paragraph 3.1 of the Employment Agreement is increased to ONE HUNDRED NINETY THOUSAND DOLLARS ($190,000.00) annually.

2. Except for the specific modifications hereto, the parties hereto mutual affirm that all other terms of the Employment Agreement dated September 19, 2003 remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 8th day of November, 2004.

Checkers Drive-In Restaurants, Inc.,
a Delaware corporation

/s/ Peter C. O’Hara
Peter C. O’Hara
Chairman of the Board of Directors

EXECUTIVE

By: /s/ Adam Noyes
Adam Noyes